Exhibit 99.1

VeriTeQ Corporation Announces Reverse Stock Split

Company to trade as VTEQD for 20 trading days

DELRAY BEACH, FL – February 10, 2015 – VeriTeQ Corporation (OTC Markets: VTEQ) (“VeriTeQ” or the “Company”), a provider of implantable medical device identification and radiation dose measurement technologies, announced today that its Board of Directors and FINRA have approved a reverse split of the Company’s common stock at a ratio of 1-for-1000, commencing at the open of trading on February 11, 2015.

The Company’s ticker symbol will be VTEQD for 20 trading days to designate that it is trading on a post-reverse split basis. VeriTeQ’s post-split common stock will trade under the new CUSIP Number 923449 201. As a result of the reverse stock split, each 1,000 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the respective holders, and the number of outstanding common shares will be reduced to approximately 1.2 million shares. The reverse stock split will also apply to common stock issuable upon the conversion of outstanding notes payable and convertible preferred stock, and upon the exercise of outstanding warrants and stock options.

The Company's transfer agent, VStock Transfer, LLC, will provide instructions to stockholders regarding the process for exchanging shares. No fractional shares will be issued as a result of the reverse stock split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment which will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled; by (b) the per share closing sales price of the Company’s common stock on the effective date of the reverse stock split.

The reverse stock split was previously approved by the Company’s stockholders at the 2014 Annual Meeting of Stockholders held on December 18, 2014. Further details of the reverse stock split are contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission this day.

About VeriTeQ

VeriTeQ develops innovative, proprietary RFID technologies for implantable medical device identification, and dosimeter technologies for use in radiation therapy treatment. VeriTeQ offers the world's first FDA cleared RFID microtransponder technology that can be used to identify implantable medical devices, in vivo, on demand, at the point of care. VeriTeQ's dosimeters provide patient safety mechanisms while measuring and recording the dose of radiation delivered to a patient in real time. For more information on VeriTeQ, please visit www.veriteqcorp.com.

Statements in this press release that are not purely historical facts, including statements about our beliefs, intentions or future expectations, may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward looking statements involve risks and uncertainties and are subject to change at any time, and that our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ’s ability to continue to raise capital to fund its operations; VeriTeQ’s ability to successfully commercialize its Q Inside Safety Technology; as well as other risks or events beyond the Company’s control. Additional information about these and other factors may be described in VeriTeQ’s Form 10-K, filed on April 15, 2014, as amended August 19, 2014; and Form 10-Q, filed on November 18, 2014; and future filings with the Securities and Exchange Commission. VeriTeQ undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

VeriTeQ

Allison Tomek, 561-846-7003

atomek@veriteqcorp.com